Exhibit 3.19

Secretary of State Business Information and Services Suite 315, West Tower, 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: 961810016 : 9407963 : 06/28/1996 : 0091 : 06/29/1996 : 0115

COHEN, POLLOCK, MERLIN & AXELROD, P.C.

STEPHANIE M. DOLIN

2100 RIVEREDGE PARKWAY, SUITE 300

ATLANTA, GA 30328

CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION

I, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that the articles of incorporation of

NATIONAL ACTION FINANCIAL SERVICES, INC.

A DOMESTIC PROFIT CORPORATION

have been duly restated and amended by the filing of articles of restatement in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of restatement.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Lewis A. Massey
Lewis A. Massey
Secretary of State

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NATIONAL ACTION FINANCIAL SERVICES, INC.

I.

The name of the Corporation is NATIONAL ACTION FINANCIAL SERVICES, INC.

II.

The Corporation is organized for profit and to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

III.

The Corporation shall have authority to issue not more than Two Hundred Fifty Thousand (250,000) shares of Stock, all of which shares shall be of the same class, without par value per share.

IV.

Any action required by the Georgia Business Corporation Code to be taken at a meeting of the shareholders, or any action which can be taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed either by (i) persons holding all of the shares entitled to vote thereon at such meeting or (ii) persons holding shares which have the voting power to cast at least the minimum number (or numbers, in the case of voting by groups) of votes which would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted; provided, however, that action by less than unanimous written consent may not be taken with respect to any election of directors as to which shareholders would be entitled to cumulative voting, all in accordance with Georgia Business Corporation Code Section 14-2-704.

V.

The mailing address of the principal office of the Corporation is:

2877 Brandywine Road

Suite 300

Atlanta, Georgia 30341

VI.

The registered office of the Corporation is 2877 Brandywine Road, Suite 300, Atlanta, DeKalb County, Georgia 30341, and the registered agent at such address is Heather Miliote.

VII.

The name and address of the incorporator is Michael E. Axelrod, Cohen Pollock Merlin & Axelrod, P.C., 2100 RiverEdge Parkway, N.W., Suite 300, Atlanta, Georgia 30328.

IN WITNESS WHEREOF, National Action Financial Services, Inc. has caused these Amended and Restated Articles of Incorporation to be executed and delivered this 28th day of June, 1996.

Attest:		NATIONAL ACTION FINANCIAL SERVICES, INC.

By:	/s/ Howard M. Gibbs	By:	/s/ Walter J. Berthiaume
	Its Assistant Secretary		Its President

CERTIFICATE

This certificate is being filed in connection with the Amended & Restated Articles of Incorporation of National Action Financial Services, Inc., a Georgia corporation (the “Corporation”). The undersigned hereby certify that:

(1)	All provisions of the Amended and Restated Articles of Incorporation have been approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code; and

(2)	The Amended and Restated Articles of Incorporation of the Corporation shall supersede the original articles of incorporation and all amendments to them.

IN WITNESS WHEREOF, National Action Financial Services, Inc. has caused this Certificate to be executed and delivered by its duly authorized officers, this 28th day of June, 1996.

ATTEST:		NATIONAL ACTION FINANCIAL SERVICES, INC.

By:	/s/ Howard M. Gibbs	By:	/s/ Walter J. Berthiaume
	Its Asst. Secretary		Its President

Secretary of State Business Information and Services Suite 315, West Tower, 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: 961810011 : 9407963 : 06/28/1996 : 0091 : 06/29/1996 : 411

COHEN, POLLOCK, MERLIN & AXELROD, P.C.

STEPHANIE M. DOLIN

2100 RIVEREDGE PARKWAY,

SUITE 300

ATLANTA, GA 30328

CERTIFICATE OF MERGER

I, the Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia Annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of said filing.

Surviving Entity:

NATIONAL ACTION OF FINANCIAL SERVICES, INC., A GEORGIA CORPORATION

Nonsurviving Entity/Entities:

SC ACQUISITION CORP., A NEBRASKA CORPORATION

/s/ Lewis A. Massey
LEWIS A. MASSEY
SECRETARY OF STATE

CERTIFICATE OF MERGER

OF

NATIONAL ACTION FINANCIAL SERVICES, INC.

AND

SC ACQUISITION CORP.

I.

THE AGREEMENT AND PLAN OF REORGANIZATION by and between NATIONAL ACTION FINANCIAL SERVICES, INC., a Georgia corporation (the “Surviving Corporation”), SITEL CORPORATION, a Minnesota corporation, SC ACQUISITION CORP., a Nebraska corporation (“Merger Sub”), and MICHAEL W. FLETCHER, individually and in his capacity as Stockholders’ Representative (the “Merger Agreement”) has been duly adopted pursuant to which Merger Sub shall be merged with and into Surviving Corporation.

II.

The surviving corporation is National Action Financial Services, Inc., a Georgia corporation.

III.

The Amended and Restated Articles of Incorporation of the Surviving Corporation are attached hereto as Exhibit A and made a part hereof.

IV.

The executed Merger Agreement is on file at the principal office of the Surviving Corporation, which is located at 2877 Brandywine Road, Suite 300, Atlanta, Georgia 30341, and an executed copy of Merger Agreement Merger is available on request, without cost to any shareholder of the surviving Corporation and Merger Sub.

V.

The Merger shall become effective upon the filing of this Certificate of Merger in the Office of the Secretary of State of Georgia and the filing of article of merger with the Secretary of State of Nebraska.

VI.

The Merger Agreement has been duly authorized and approved by (i) the shareholders and directors of the Surviving Corporation, in accordance with Section 14-2-1103 of the Georgia Business Corporation Code; and (ii) the shareholders and directors of Merger Sub in accordance with Section 21-20,130 of the Nebraska Business Corporation Act.

IN WITNESS WHEREOF, each of NATIONAL ACTION FINANCIAL SERVICES, INC. and SC ACQUISITION CORP. has caused this Certificate of Merger to be executed and delivered by its duly authorized officers, all as of the 28th day of June, 1996.

NATIONAL ACTION FINANCIAL SERVICES, INC.

By:	/s/ Illegible
Its Vice President

SC ACQUISITION CORP.

By:	/s/ Illegible
Its Vice President

2

EXHIBIT A

TO CERTIFICATE OF MERGER

OF

NATIONAL ACTION FINANCIAL SERVICES, INC.

AND SC ACQUISITION CORP.

Amended and Restated Articles of Incorporation

of

National Action Financial Services, Inc.

(attached)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NATIONAL ACTION FINANCIAL SERVICES, INC.

I.

The name of the Corporation is NATIONAL ACTION FINANCIAL SERVICES, INC.

II.

The Corporation is organized for profit and to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

III.

The Corporation shall have authority to issue not more than Two Hundred Fifty Thousand (250,000) shares of Stock, all of which shares shall be of the same class, without par value per share.

IV.

Any action required by the Georgia Business Corporation Code to be taken at a meeting of the shareholders, or any action which can be taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed either by (i) persons holding all of the shares entitled to vote thereon at such meeting or (ii) persons holding shares which have the voting power to cast at least the minimum number (or numbers, in the case of voting by groups) of votes which would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted; provided, however, that action by less than unanimous written consent may not be taken with respect to any election of directors as to which shareholders would be entitled to cumulative voting, all in accordance with Georgia Business Corporation Code Section 14-2-704.

V.

The mailing address of the principal office of the Corporation is:

2877 Brandywine Road

Suite 300

Atlanta, Georgia 30341

VI.

The registered office of the Corporation is 2877 Brandywine Road, Suite 300, Atlanta, DeKalb County, Georgia 30341, and the registered agent at such address is Heather Miliote.

VII.

The name and address of the incorporator is Michael E. Axelrod, Cohen Pollock Merlin & Axelrod, P.C., 2100 RiverEdge Parkway, N.W., Suite 300, Atlanta, Georgia 30328.

IN WITNESS WHEREOF, National Action Financial Services, Inc. has caused these Amended and Restated Articles of Incorporation to be executed and delivered this 28th day of June, 1996.

Attest:		NATIONAL ACTION FINANCIAL SERVICES, INC.

By:	/s/ Howard M. Gibbs	By:	/s/ Walter J. Berthiaume
	Its Assistant Secretary		Its President

OFFICER’S CERTIFICATE

The undersigned officer, on behalf of NATIONAL ACTION FINANCIAL SERVICES, INC., hereby certifies as follows:

1. He is the President of National Action Financial Services, Inc.

2. Pursuant to Section 14-2-1105.1(b) of the Georgia Business Corporation Code, a Notice of Merger, and payment therefor, has been filed with the Decatur DeKalb News Era, said newspaper being the official organ of the county where the registered office of the Corporation is located. The Decatur DeKalb News Era has been instructed to file a Notice of Merger one (1) day per week for two (2) consecutive weeks.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28th day of June, 1996.

NATIONAL ACTION FINANCIAL SERVICES, INC.

By:	/s/ Walter J. Berthiaume
Walter J. Berthiaume

Secretary of State Business Services and Regulation Suite 315, West Tower, 2 Martin Luther King Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER: CONTROL NUMBER: EFFECTIVE DATE: REFERENCE: PRINT DATE: FORM NUMBER:	943640131 9407963 12/29/1994 0069 12/30/1994 0111

COHEN POLLOCK MERLIN SKOTTI RAY STEWART 4200 NORTHSIDE PARKWAY, NW ATLANTA, GA 30327

CERTIFICATE OF AMENDMENT

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

NATIONAL ACTION FINANCIAL SERVICES, INC.

A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ MAX CLELAND MAX CLELAND SECRETARY OF STATE

SECURITIES 656-2894	CEMETERIES 656-3079	CORPORATIONS 656-2817	CORPORATION HOT LINE 404-656-2222 Outside Metro-Atlanta	/s/ VERLEY J. SPIVEY VERLEY J. SPIVEY DEPUTY SECRETARY OF STATE

ARTICLES OF AMENDMENT

OF

NATIONAL ACTION FINANCIAL SERVICES, INC.

Pursuant to Section 14-2-1003 of the Georgia Business Corporation Code, the Shareholders and Board of Directors of National Action Financial Services, Inc. (the “Corporation”), a corporation duly organized and legally existing under the laws of the State of Georgia, did, by a Consent in Lieu of Special Joint Meeting of the Shareholders and Board of Directors, amend the Articles of Incorporation of said Corporation as follows:

1.

The name of the Corporation is NATIONAL ACTION FINANCIAL SERVICES, INC.

2.

The Corporation’s Article of Incorporation are amended by deleting Article III in its entirety and inserting in its place the following:

ARTICLE III

The total number of shares of capital stock which the Corporation has authority to issue is Three Hundred Ten Thousand (310,000), divided into Two Hundred Fifty Thousand (250,000) shares of capital stock designated “Common Stock”, no par value, and Sixty Thousand (60,000) shares of capital stock designated “Series A Convertible Preferred Stock” or “Preferred Stock”, with a par value of $10.00 per share.

Except as hereinafter provided in this Article III, or as otherwise provided in the Georgia Business Corporation Code, the Common Stock of the Corporation shall be entitled to all voting rights in regard to the Corporation, to all dividends declared, and to the net assets of the Corporation upon dissolution.

A description of the Series A Convertible Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications, is as follows:

3.1 Designation. The class of shares of preferred Stock hereby authorized shall be designated the “Series A Convertible Preferred Stock.”

3.2 Dividends.

(a) The holders of the preferred stock shall be entitled to receive, out of funds legally available for that purpose, cash dividends per share at the rate per annum of ten percent (10%) of the par value of such shares. Such dividends shall be cumulative from the date that the shares of Preferred stock are first issued by the corporation (the “Issue Date”) and shall be payable quarterly, in equal installments, in arrears by no later than March 31st, June 30th September 30th and December 31st of each year (each such date referred to herein as the “Dividend Payment Date”), beginning on March 31, 1995 and continuing on each succeeding Dividend Payment Date Shall be refered to herein as a “Dividend Period.” Each such dividend shall be paid to the holders of record of the Preferred stock as their names appear on the share register of the Corporation on the corresponding Record Date. As used herein, the term “Record Date” means that date forty-five (45) days prior to a Dividend Payment Date. Dividends on account of arrears for any past dividend periods may be declared and paid at any time , without reference to any Dividend Payment Date, to holders of record on such date.

(b) In the event that full cash dividends are not paid or made available to the holders of all outstanding Preferred Stock, and funds available shall be insufficient to permit payment in full in cash to all such holders and other preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the Preferred Stock shall cumulate as provided in section 3.2 (c) below.

(c) If, on any Dividend Payment Date, the holders of the Preferred Stock shall not have received the full dividends provided for in the other provisions of this section 3.2, then (i) such dividends shall cumulate (but not compound), whether or not earned or declared, with additional dividends thereon for each succeeding full Dividend Period during which such a dividends shall remain unpaid, and (ii) the unpaid amount of such dividends shall accrue interest at a rate per annum equal to ten percent (10%), which shall accrue from the date on which such a dividends were due to be paid until actually paid. Unpaid dividends for any period less than the full dividend period shall cumulate on a day-to-day basis and shall be computed on the basis of a three hundred sixty (360) day year.

2

(d) So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not declare or pay on any Junior Stock (as hereinafter defined) any dividend whatsoever, whether in cash, property or otherwise, nor shall the Corporation make any distribution of any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation or any subsidiary of the Corporation, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Preferred Stock shall have been paid. For the purposes herein, the term “Junior Stock” shall mean the Common Stock and any other class or series of stock of the Corporation issued after the Issue Date not entitled the to any dividends in any Dividend Period unless all dividends required to have been paid are declared and set apart for payment on the preferred stock shall have been so paid or declared and set apart for payment, and any class or series of stock of the Corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding-up of the affairs of the Corporation until the Preferred Stock shall receive the entire amount to which such stock is entitled upon such liquidation, dissolution or winding-up.

(e) In the event the Board of Directors shall declare any dividend on any Junior Stock, then the holders of the Preferred Stock shall participate in such dividends as if the Preferred Stock had been converted into Common Stock as of the date immediately prior to the record date established for such dividend payment.

3.3 Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Corporation, the holders of the issued and outstanding Preferred Stock shall be entitled to receive for each share of Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock, a dollar amount equal to the amount of the consideration paid to the Corporation by the original purchasers in consideration for the issuance of each share of Preferred Stock, plus any accrued and unpaid dividends. If, upon such liquidation, dissolution, or winding-up, the assets of the Corporation that are distributable, as aforesaid, among the holders of the Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Preferred stock. After such payment of said amount shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock in the final distribution of the remaining assets of the Corporation, and, subject to any rights of any other class of capital stock set forth in the Articles of

3

Incorporation or any Amendment filed by the Corporation, the remaining assets of the Corporation shall be divided and distributed ratably among the holders of both the Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of the Preferred Stock and such capital stock bears to the total number of shares of the Preferred Stock and such capital stock then issued and outstanding. A consolidation or merger of the Corporation, a share exchange, a sale, lease, exchange, or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a “liquidation, dissolution, or winding-up of the affairs of the Corporation” within the meaning of this Section 3.3.

3.4 Voting Power.

(a) Except as may otherwise expressly provided herein, or as required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Preferred Stock could be converted, pursuant to the provisions of Section 3.5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Preferred Stock and Common Stock shall be entitled to vote together as a class on all matters.

(b) Notwithstanding the provisions of Section 3.4(a) hereof, the approval of a majority of the holders of the Preferred Stock, voting as a class, shall be required in all instances required by law and with respect to the following:

(i) The creation or issuance of any securities with rights equal to or superior to the outstanding Preferred Stock;

(ii) The issuance or sale of any securities of the Corporation other than issuances and sales permitted pursuant to Section 3.6 hereof,

(iii) Any action which would alter or change the rights, preferences or privileges of the Preferred Stock, or increase the authorized number of shares of Preferred Stock, except those increases occurring (1) as a result of a recapitalization approved by the holders of the Preferred Stock voting as a class, or (2) a stock split or stock dividend of Preferred Stock;

4

(iv) Entering into any agreement for the sale of all or a substantial portion of the assets of the Corporation (other than as shall be permitted pursuant to Section 3.6 hereof), any merger of the Corporation with any other entity (other than as shall be permitted pursuant to Section 3.6 hereof), any liquidation or transfer of control of the Corporation, or any amendment to the Articles of Incorporation of the Corporation;

(v) Any transaction which would constitute a deemed dividend under the tax laws of the United States of America;

(vi) The payment of any dividends on any class or series of capital stock of the Corporation other than the dividends payable to the holders of the Preferred Stock in accordance with Section 3.2 hereof;

(vii) The repurchase or redemption of any capital stock of the Corporation, or of any security convertible into capital stock of the Corporation, except as shall be permitted pursuant to Section 3.6 hereof;

(viii) The Corporation’s incurring any debt, including obligations in any form, whether direct or contingent, exceeding five (5) times the amount of stockholders’ equity as calculated as of the end of the preceding fiscal year in accordance with generally accepted accounting principles consistently applied and as set forth in the audited financial statements of the Corporation; or

(ix) The Corporation’s entering into any transactions with affiliates of the Corporation or the creation (not clear) organization of any subsidiaries (other than wholly-owned subsidiaries) or other affiliates of the Corporation.

3.5 Conversion Privilege. The Preferred Stock shall be convertible into shares of Common Stock as hereinafter provided and, when so converted, shall be canceled and retired and shall not be reissued as such:

(a) Any holder of the Preferred Stock may at any time prior to redemption or from time to time convert such stock into shares of the Common Stock of the Corporation, on presentation and surrender to the Corporation of the certificates of the Preferred Stock to be so converted.

5

(b) Each holder of Preferred Stock shall have the right to convert such Preferred Stock into shares of the Common Stock of the Corporation on and subject to the following terms and conditions:

(i) The Preferred Stock shall be converted into shares of Common Stock at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion rate shall be adjusted as hereinafter provided, the conversion rate shall be 0.4664334 share of Common Stock for each share of Preferred Stock so converted.

(ii) In order to convert Preferred Stock into Common Stock, the holder thereof shall on any business day surrender at the principal offices of the Corporation the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office of the number of said shares which such holder elects to convert. Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of such surrender for conversion, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the date of any conversion, the Corporation shall issue and deliver a certificate or certificates representing the number of whole shares of Common Stock issued upon such conversion, together with cash in lieu of any fraction of a share, as provided in Section 3.5(g) below, to the person or persons entitled thereto. In case of the conversion of only a part of the shares of any holder of Preferred Stock, the Corporation shall also issue and deliver to such holder a new certificate representing the number of shares of such Preferred Stock not converted by such holder.

(c) Subject to Section 3.6 hereof, the conversion rate of 0.4664334 share of Common Stock for each share of Preferred Stock as hereinabove provided shall be subject to adjustments so as to insure that at all times each share of Preferred Stock shall be convertible into a number of common stock shares equal to 0.000333333334% of the outstanding stock of the Corporation immediately after such conversion. Notwithstanding the foregoing, in the event of a stock split or other recapitalization of the Preferred Stock or Common Stock, or in the event of the issuance of shares of Common Stock pursuant to the exercise of warrants held by a holder of Preferred Stock, the conversion rate shall be adjusted so as to maintain the relative ownership percentage of the Preferred Stock as a whole. All calculations under this Section 3.5(c) shall be made to the nearest one-hundredth of a share.

6

(d) Whenever the conversion rate is adjusted as herein provided, the Corporation shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustments based. As promptly as practicable, the Corporation shall cause a copy of the certificate referred to in this Section 3.5 (e) to be mailed to each holder of issued and outstanding Preferred Stock at the address of such holder appearing on the Corporation’s books.

(e) At the time of delivery of Common Stock on conversion of Preferred Stock pursuant hereto, the Company shall pay all accrued but unpaid dividends owing with respect to the Preferred Stock so converted.

(f) The Corporation shall pay all taxes that may be payable in respect of the issuance or delivery of Common Stock on conversion of Preferred Stock pursuant hereto, but shall not pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of the Common Stock in a name other than that in which the Preferred Stock so converted was registered, and no such issuance or delivery shall be required unless the party to receive such Common Stock upon such conversion has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

(g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shared of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the current market price (determined by agreement of the Company and the holder of such Preferred Stock or, if no such agreement can be reached, then by an independent appraiser selected by the American Arbitration Association in Atlanta, Georgia) of the Common Stock on the day of conversion shall be paid to such holder in cash by the Corporation.

(h) The Corporation shall at all time reserve and keep available, free from preemptive rights, out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Preferred Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Preferred Stock then issued and outstanding.

7

3.6 Permitted Issuances, Sales and Redemptions of Stock, Anti-Dilution and Permitted Sales. Anything in these Articles of Incorporation to the contrary notwithstanding, and without the consent of the holders of Preferred Stock:

(a) The Company shall have the right to issue, at any time and from time to time, up to Thirteen Thousand Nine Hundred Ninety-Three (13,993) shares of Common Stock in the aggregate (such number of shares to be adjusted in the event of a stock split or other recapitalization of the Corporation) in connection with an employee’s stock option or benefit plan adopted by the Corporation so long as the price paid for such shares, or the price paid when options for such shares are exercised, reflects a valuation of the Corporation at an amount not less than Eight Million Dollars ($8,000,000). Any issuance of stock in accordance with this Section 3.6(a) shall not result in any adjustment of the shares of capital stock owned by the holder of shares of Preferred Stock, with such shares of capital stock being subject to dilution as the result of any such issuance.

(b) In the event the Corporation shall, at any time prior to December 31, 1996, redeem stock from any employee or former employee of the Corporation who owns less than ten percent (10%) of the outstanding Common Stock of the Corporation, then the Corporation may reissue such shares of Common Stock or options to purchase such shares of Common Stock, at any time and from time to time prior to December 31, 1996, so long as the amount received by the Corporation as consideration for such shares of Common Stock, or upon exercise of options to acquire such Common Stock, is not less than the amount paid by the Corporation upon redemption of such Common Stock. Any redemption of or reissuance of Common Stock in accordance with this Section 3.6(b) shall result in adjustment of the percentage ownership represented by the Preferred Stock, based on the number of shares of stock outstanding after such redemption or reissuance, as follows: Such percentage ownership shall be increased proportionately as a result of any such redemption and such percentage ownership shall be decreased proportionately as the result of any such reissuance.

(c) The Corporation shall have the right to issue or sell shares of its capital stock so long as the price paid for such shares reflects a valuation of the Corporation at an amount not less than the Target Value (as defined below). Any issuance of stock in accordance with this Section 3.6(c) shall not result in any adjustment of the shares of capital stock owned by the holder

8

of shares of Preferred Stock, with such shares of capital stock being subject to dilution as the result of any such issuance. As used in this Section 3.6(c), “Target Value” means (i) commencing as of the date hereof and ending on December 31, 1997, Six Million Dollars ($6,000,000) and (ii) commencing on January 1, 1998 and thereafter, Eight Million Dollars ($8,000,000).

(d) The Corporation shall have the right to issue or sell shares of its capital stock at any time and from time to time; provided, however, that in the event such as issuance is not made pursuant to or in accordance with Sections 3.6(a), 3.6(b) or 3.6(c) hereof, then there shall be an adjustment of (i) the number of shares of capital stock (including both Common Stock and Preferred Stock) owned by a Protected Holder (as hereinafter defined) and (ii) the number of shares of capital stock that may be acquired upon exercise of any warrants held by such Protected Holder, such that the percentage ownership of the capital stock of the Corporation represented by the securities described in clauses (i) and (ii) above immediately after any such issuance or sale, determined as if all warrants described in clause (ii) above have been exercised, is the same as immediately prior to such issuance or sale. In such event, such additional shares of the capital stock of the Corporation and such additional warrants as shall be necessary to result in such percentage ownership shall be issued to each Protected Holder accordingly. The exercise of warrants by a Protected Holder, other than options or warrants issued to such Protected Holder pursuant to Sections 3.6(a), (b) or (c) hereof, shall also result in an adjustment of the number of shares pursuant to this Section 3.6(d). For purposes of this Section 3.6(d), “Protected Holder” shall mean any person who owns shares of Preferred Stock or share of Common Stock received upon, or attributable to, conversion of shares of Preferred Stock.

(e) The Corporation shall have the right to sell, redeem or transfer shares of its capital stock in accordance with the terms and conditions of any written agreement to which the holder(s) of the Preferred Stock is (are) a party.

(f) The Corporation shall have the right to sell all or a substantial portion of its assets, or one hundred percent (100%) of its stock, or merge with any other corporation, partnership, trust or other form of business entity, or consolidate its assets with any other corporation, partnership, trust or other form of business entity so long as such sale, merger or consolidation (i) is to or with a bona fide third party; (ii) in the case of a merger, is with as entity whose stock or other securities are freely tradable in the public market and the stock received by the Corporation or its

9

shareholders, as the case may be, is freely tradable without restriction; and (iii) is for a purchase price (which, in the case of a merger shall be the market value of the stock received as of the date of closing, and in the case of a consolidation shall be the value of the assets received) that is not less than (A) with respect to any sale, merger or consolidation that occurs during the period commencing on the date hereof and ending on December 31, 1997, the greater of (x) Six Million Dollars ($6,000,000), or(y) an amount equal to one hundred twenty percent (120%)of the annualized gross revenues of the Corporation for the six (6) months immediately preceding the date such offer is received by the corporation, or (B) with respect to any sale, merger or consolidation that occurs on or after January 1, 1998, the greater of (x) Eight Million Dollars ($8,000,000) or (y) an amount equal to one hundred twenty percent (120%) of the annualized gross revenues of the Corporation for the six (6) months immediately preceding the date such offer is received by the Company. The computation of the Corporation’s gross revenues shall be made by the independent certified public accountant regularly employed by the Corporation and shall be made in accordance with generally accepted accounting principles consistently applied.

3.7 General Provisions. In addition to the above provisions with respect to the Preferred Stock, Such Preferred Stock Shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation’s Articles of Incorporation with respect to preferred Stock generally.

3.8 Notices. All notices required or permitted to be given by the Corporation with respect to the preferred stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice.

3.9 Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

10

3.10 Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rule of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

3.11 Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

3.

The above amendment was adopted by a Consent in Lieu of Special Joint Meeting of the Shareholders and Board of Directors dated as of the 27th day of December, 1994.

4.

All provisions of these Article of Amendment have been approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

11

IN WITNESS WHEREOF, National Action Financial Services, Inc. has caused these Articles of Amendment to be executed and delivered by its duly authorized officers, this 29th day of December, 1994.

ATTEST:		NATIONAL ACTION FINANCIAL SERVICES, INC.

By:	/s/ Howard M. Gibbs	By:	/s/ Illegible
	Its Asst. Secretary		Its President

[CORPORATE SEAL]

Secretary of State Business Services and Regulation Suite 315, West Tower 2 Martin Luther King Jr. Dr. Atlanta Georgia 30334-1530	DOCKET NUMBER CONTROL NUMBER EFFECTIVE DATE REFERENCE PRINT DATE FORM NUMBER	: : : : : :	940910232 9407963 04/01/1994 0069 04/01/1994 111

COHEN POLLOCK MERLIN

STEPHANIE M. DOLIN

4200 NORTHSIDE PARKWAY, NW

ATLANTA, GEORGIA 30327

CERTIFICATE OF AMENDMENT

I, MAX CLELAND, Secretary of state and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

NATIONAL ACTION FINANCIAL SERVICES, INC.

A domestic profit corporation

has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Max Cleland MAX CLELAND SECRETARY OF STATE

/s/ Verley J. Spivfy VERLEY J. SPIVFY DEPUTY SECRETARY OF STATE

ARTICLES OF AMENDMENT

OF

NATIONAL ACTION FINANCIAL SERVICES, INC.

Pursuant to Section 14-2-1005 of the Georgia Business Corporation Code, the Sole Incorporator of NATIONAL ACTION FINANCIAL SERVICES, INC. (the “Corporation”), a corporation duly organized and legally existing under the laws of the State of Georgia, did, by a Consent in Lieu of Special Meeting of the Sole Incorporator, amend the Articles of Incorporation of said Corporation as follows:

1.

The name of the Corporation is NATIONAL ACTION FINANCIAL SERVICES, INC.

2.

The Corporation’s Articles of Incorporation are amended by deleting Article III in its entirety and inserting in its place the following:

“The Corporation shall have authority to issue not more than Ten Thousand (10,000) shares of stock, all of which shares shall be of the same class, without par value per share.”

3.

The above amendment was adopted by a Consent in Lieu of Special Meeting of the Sole Incorporator dated as of the 1st day of April, 1994.

4.

Pursuant to Section 14-2-1006 of the Georgia Business Corporation Code, the Sole Incorporator is authorized to amend the Articles of Incorporation of the Corporation and action by the Shareholders of the Corporation is not required to adopt such amendment.

IN WITNESS WHEREOF, NATIONAL ACTION FINANCIAL SERVICES, INC. has caused these Articles of Amendment to be executed and delivered by its duly authorized officers, this 1st day of April, 1994.

NATIONAL ACTION FINANCIAL SERVICES, INC.

By:	/s/ Michael E. Axelrod
Michael E. Axelrod,
Incorporator

2

Secretary of State Business Services and Regulation Suite 315, West Tower 2Martin Lither King Jr. Dr. Atlanta Georgia 30334-1530	CONTROL NUMBER EFFECTIVE DATE COUNTY REFERENCE PRINT DATE FORM NUMBER	: : : : : :	9407963 03/31/1994 FULTON 0069 03/31/1994 311

COHEN POLLOCK MERLIN

STEPHANIE M. DOLIN

4200 NORTHSIDE PARKWAY,

ATLANTA, GEORGIA 30327

CERTIFICATE OF INCORPORATION

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgie, do hereby certify under the seal of my office that

NATIONAL ACTION FINANCIAL SERVICES, INC.

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Max Cleland MAX CLELAND SECRETARY OF STATE

/s/ Verley J. Spivfy VERLEY J. SPIVFY DEPUTY SECRERARY OF STATE

ARTICLES OF INCORPORATION

OF

NATIONAL ACTION FINANCIAL SERVICES, INC.

I.

The name of the Corporation is NATIONAL ACTION FINANCIAL SERVICES, INC.

II.

The Corporation is organized for profit and to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

III.

The Corporation shall have authority to issue not more than One Thousand (1,000) shares of Stock, all of which shares shall be of the same class, without par value per share.

IV.

Any action required by the Georgia Business Corporation Code to be taken at a meeting of the shareholders, or any action which can be taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed either by (i) persons holding all of the shares entitled to vote thereon at such meeting or (ii) persons holding shares which have the voting power to cast at least the minimum number (or numbers, in the case of voting by groups) of votes which would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted; provided, however, that action by less than unanimocs written consent may not be taken with respect to any election of directors as to which shareholders would be entitled to cumulative voting, all in accordance with Georgia Business Corporation Code Section 14-2-704.

V.

The mailing address of the initial principal office of the Corporation shall be:

615, Buttercup Trace

Alpharetta, Georgia 30202

VI.

The initial registered office of the Corporation shall be at Four North Parkway Square, 4200 Northside Parkway, N.W. , Atlanta, Fulton County, Georgia 30327-3020, and the initial registered agent at such address shall be Michael E. Axelrod.

VII.

The name and address of the incorporator is Michael E. Axelrod, Cohen-Pollock-Merlin, P.C., Four North Parkway Square, 4200 Northside Parkway, N.W., Atlanta, Fulton County, Georgia 30327-3020.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation, this 31st day of the March, 1994.

/s/ Michael E. Axelrod
MICHAEL E. AXELROD

2

Suite 315, West Tower 2 Martin Luther King, Jr. Drive Atlanta, Georgia 30334-1530 (404) 656-2817
MAX CLELAND
Secretary of State	TRANSMITTAL INFORMATION FOR GEORGIA	J. F. GULLION
Suite of Georgia	PROFIT OR NONPROFIT CORPORATIONS	Director

DO NOT WRITE IN SHADED AREA- SOS USE ONLY

Illegible	PENDING CONTROL: P063845	CONTROL: 9402963
Illegible	Corporation Type: DP
Illegible	Amount Received: 160.00	Check Receipt:

	69	Date completed: 3/31/99

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM.

INSTRUCTIONS ARE ON THE BACK OF THIS FORM.

1.	940 880944

Corporate Name Reservation Number

National Action Financial Services, Inc.

Corporate Name ILLEGIBLE

2.	Michael E. Axelrod	(404) 262-3445
	Applicant ILLEGIBLE	Telephone Number
4200 Northside Parkway, Four North Parkway Square
Address

Atlanta	Georgia	30327-3020
City	State	Zip Code

3.	NOTICE: THIS FORM DOES NOT REPLACE THE ARTICLES OF INCORPORATION MAIL OR DELIVER DOCUMENTS AND THE SECRETARY OF STATE FILING FEE TO THE ABOVE ADDRESS. DOCUMENTS SHOULD BE SUBMITTED IN THE FOLLOWING ORDER. (A COVER LETTER IS NOT REQUIRED.)

1.	FORM 227 – TRANSMITTAL FORM (ATTACH SECRETARY OF STATE FILING FEE OF $60.00 TO THIS FORM)

2.	ORIGINAL ARTICLES OF INCORPORATION

3.	ONE COPY OF ARTICLES OF INCORPORATION

I understand that the information on this form will be entered in the Secretary of State business registration database. I certify that a Notice of Incorporation or a Notice of intent to Incorporate with a publishing fee of $40.00 has been or will be mailed or delivered to the authorized newspaper as required by law.

/s/ Illegible	3/31/94
Authorized Signature	Date